Exhibit 4.3

Officers’ Certificate
Pursuant to Sections 201, 301 and 303 of the Indenture

Dated: May 8, 2020

The undersigned, Sean P. Nugent, Senior Vice President, Principal Financial Officer and Treasurer, and Michael R. Pfeiffer, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, of Realty Income Corporation, a Maryland corporation (the “Company”), hereby certify as follows:

The undersigned, having read the appropriate provisions of the Indenture dated as of October 28, 1998 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), including Sections 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not conditions set forth in the Indenture relating to the establishment of the title and terms of the Company’s 3.250% Notes due 2031 (the “Securities”), which will constitute a new series of the Company’s debt securities under the Indenture, and the form of certificate evidencing the Securities of such series have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Securities of such series have been complied with, certify that (i) the title and terms of the Securities of such series were established by the undersigned pursuant to authority delegated to them by resolutions duly adopted by the Board of Directors of the Company on October 16, 2018 and April 3, 2020 (the “Resolutions”) and such terms are set forth in Annex A hereto, (ii) the form of certificate evidencing the Securities of such series was established by the undersigned pursuant to authority delegated to them by the Resolutions and shall be in substantially the form attached hereto as Annex B (it being understood that, in the event that the Securities of such series are ever issued in definitive certificated form, the legends appearing as the first two paragraphs on the first page of such form of certificate evidencing the Securities of such series may be removed), (iii) a true, complete and correct copy of the Resolutions, which were duly adopted by the Board of Directors of the Company and are in full force and effect in the form adopted on the date hereof, are attached as Annex C hereto and are also attached as an exhibit to the Certificate of the Secretary of the Company of even date herewith, (iv) the form, title and terms of the Securities of such series have been established pursuant to and in accordance with Sections 201 and 301 of the Indenture and comply with the Indenture and, in the opinion of the undersigned, all conditions provided for in the Indenture (including, without limitation, those set forth in Sections 201, 301 and 303 of the Indenture) relating to the establishment of the title and terms of the Securities of such series, the form of certificate evidencing the Securities of such series and the execution, authentication and delivery of the Securities of such series have been complied with and (v) to the best knowledge of the undersigned, no Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the Securities.

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IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

/s/ Sean P. Nugent
Sean P. Nugent
Senior Vice President, Principal Financial Officer and Treasurer

/s/ Michael R. Pfeiffer
Michael R. Pfeiffer
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Signature Page to Officers’ Certificate
Pursuant to Sections 201, 301 and 303 of the Indenture

ANNEX A

Terms of the 3.250% Notes due 2031

For purposes of this Annex A, the term “Securities” shall have the meaning set forth in clause (1) below. Other capitalized terms used in this Annex A and not otherwise defined herein have the same definitions as in the Indenture referred to in the Officers’ Certificate of which this Annex A constitutes a part.

(1)                A series of debt securities is hereby established under the Indenture, and such series of debt securities shall be known and designated as the “3.250% Notes due 2031” (the “Securities”).

(2)                The aggregate principal amount of the Securities of such series which may be authenticated and delivered under the Indenture is limited to $600,000,000, except for Securities of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture; provided, however, that such series of Securities may be re-opened by the Company for the issuance of additional Securities of such series, so long as any such additional Securities of such series have the same form and terms (other than, if applicable, the offering price, underwriting or other discounts and commissions, the original date of issuance, the first date on which interest thereon shall be payable and the date from which interest thereon shall begin to accrue), and carry the same right to receive accrued and unpaid interest, as the Securities of such series theretofore issued; provided, however, that, notwithstanding the foregoing, such series of Securities may not be reopened if the Company has effected defeasance or covenant defeasance with respect to the Securities of such series pursuant to Section 1402 and 1403, respectively, of the Indenture or has effected satisfaction and discharge with respect to the Securities of such series pursuant to Section 401 of the Indenture.

(3)                The Securities of such series are issuable only as Registered Securities without coupons and may, but need not, bear a corporate seal. The Securities of such series shall initially be issued in book-entry form and represented by one or more permanent Global Securities of such series, the initial depositary (the “Depositary,” which term includes any successors thereto) for the Global Securities of such series shall be The Depository Trust Company, and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Global Securities of such series from time to time. Notwithstanding the foregoing, certificated Securities of such series in definitive form (“Certificated Securities”) may be issued in exchange for Global Securities of such series under the circumstances contemplated by Section 305 of the Indenture.

(4)                The Securities of such series shall be sold by the Company to the several underwriters named in the Purchase Agreement dated May 6, 2020, for whom Citigroup Global Markets Inc., BofA Securities, Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives, at a price equal to 98.337% of the principal amount thereof. The initial price to public of the Securities shall be 98.987% of the principal amount thereof, plus accrued interest from May 8, 2020 if settlement occurs after that date. Underwriting discounts and commissions shall be 0.650% of the principal amount of the Securities.

(5)                The final maturity date of the Securities on which the principal thereof is due and payable shall be January 15, 2031.

(6)                The principal of the Securities of such series shall bear interest at the rate of 3.250% per annum from May 8, 2020 or from the most recent date to which interest has been paid or duly provided for, payable semiannually in arrears on January 15 and July 15 (each, an “Interest Payment Date”) of each year, commencing July 15, 2020, to the Persons in whose names the Securities of such series (or one or more Predecessor Securities of such series) are registered at the close of business on the January 1 and July 1 (each, a “Regular Record Date”), respectively, immediately prior to such Interest Payment Dates, regardless of whether such Regular Record Date is a Business Day. Interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months. If any principal of, or premium, if any, or interest on, any of the Securities of such series is not paid when due, then such overdue principal and, to the extent permitted by law, such overdue premium or interest, as the case may be, shall bear interest until paid or until such payment is duly provided for at the rate of 3.250% per annum.

(7)                Los Angeles, California is hereby designated as a Place of Payment for the Securities of such series. The place where the principal of and premium, if any, and interest on the Securities of such series shall be payable, where Securities of such series may be surrendered for the registration of transfer or exchange, and where notices or demands to or upon the Company in respect of the Securities of such series and the Indenture may be served shall be the office or agency maintained by the Company for such purpose in Los Angeles, California, which shall initially be an office of the Trustee in Los Angeles, California, which on the date hereof is located at The Bank of New York Mellon Trust Company, N.A., Attention: Corporate Trust Administration, 400 South Hope Street, Suite 500, Los Angeles, CA 90071; provided, that, so long as any Certificated Notes (as defined in the form of Security of such series which appears as Annex B to the Officers’ Certificate of which this Annex A is a part) are outstanding, the Borough of Manhattan, The City of New York shall also be a Place of Payment for the Securities of such series and the Company will maintain an office or agency in the Borough of Manhattan, The City of New York where the principal of and premium, if any, and interest on the Securities of such series shall be payable, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices or demands to or upon the Company in respect of the Securities of such series and the Indenture may be served.

(8)                The Securities of such series are redeemable at any time, as a whole or from time to time in part, at the option of the Company on the terms and subject to the conditions set forth in the Indenture and in the form of Security of such series which appears as Annex B to the Officers’ Certificate of which this Annex A is a part; provided that, if less than all of the Outstanding Securities of such series (including, without limitation, any Outstanding Securities of such series issued upon a re-opening of such series) are to be redeemed, the Securities of such series (or portions thereof) to be redeemed shall be selected, in the case of Securities of such series in book-entry form evidenced by one or more Global Securities, in accordance with the applicable procedures of the Depositary or, in the case of any Certificated Securities of such series, by such method as the Trustee shall deem fair and appropriate, all as further provided in the Indenture, and, for the avoidance of doubt, it is understood and agreed that the foregoing selection of Securities of such series (or portions thereof) for redemption shall be made from among all of the Outstanding Securities of such series (including, without limitation, any Outstanding Securities of such series issued upon a re-opening of such series), treated as a single class.

(9)                The Securities of such series shall not be repayable or redeemable at the option of the Holders prior to the final maturity date of the principal thereof (except as provided in Article Five of the Indenture) and shall not be subject to a sinking fund or analogous provision.

(10)            The Securities of such series shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(11)            The Trustee shall be the initial trustee, Security Registrar, transfer agent and Paying Agent for the Securities of such series.

(12)            The entire outstanding principal amount of the Securities of such series shall be payable upon declaration of acceleration of the maturity of the Securities of such series pursuant to Section 502 of the Indenture.

(13)            Payment of the principal of and premium, if any, and interest on the Securities of such series shall be made in Dollars and the Securities of such series shall be denominated in Dollars.

(14)            Other than amounts payable upon redemption of the Securities at the option of the Company prior to October 15, 2030, the amount of payments of principal of and premium, if any, and interest on the Securities of such series shall not be determined with reference to an index, formula or other similar method.

(15)            Neither the Company nor the Holders of the Securities of such series shall have any right to elect the currency in which payments on the Securities of such series are made.

(16)            With respect to the Securities of such series, in addition to the covenants of the Company set forth in the Indenture, the covenants set forth in the form of Security of such series attached as Annex B to the Officers’ Certificate of which this Annex A is a part under the captions “Limitation on Incurrence of Total Debt,” “Limitation on Incurrence of Secured Debt,” “Debt Service Coverage” and “Maintenance of Total Unencumbered Assets” (collectively, the “Additional Covenants”) shall be and hereby are added to the Indenture for the benefit of the Securities of such series and the Holders of the Securities of such series, and the Additional Covenants, together with the defined terms (the “Additional Definitions”) set forth in such form of Security of such series under the caption “Certain Definitions,” are hereby incorporated by reference in and made a part of this Annex A and the Indenture as if set forth in full herein and therein; provided that the Additional Definitions set forth in the Securities of such series shall only be applicable with respect to the Securities of such series and the Additional Definitions and the Additional Covenants set forth in the Securities of such series shall only be effective, insofar as they apply to the Securities of such series, for so long as any of the Securities of such series is Outstanding; provided, further, that except as set forth in (24) below, the definition of “Subsidiary” set forth in the form of certificate evidencing the Securities of such series attached as Annex B to the Officers’ Certificate of which this Annex A is a part shall only be applicable with respect to the Additional Covenants and the Additional Definitions set forth in the Securities of such series.

(17)            The Securities of such series will not be issuable as Bearer Securities, and temporary global certificates will not be issued.

(18)            Except as otherwise provided in the Indenture with respect to the payment of Defaulted Interest on the Securities of such series, interest payable on any Security of such series on an Interest Payment Date for the Securities of such series shall be payable only to the Person in whose name that Security (or one or more Predecessor Securities of such series) is registered at the close of business on the Regular Record Date for such interest.

(19)            Sections 1402 and 1403 of the Indenture shall apply to the Securities of such series, provided that (i) the Company may effect defeasance and covenant defeasance pursuant to Section 1402 and 1403, respectively, only with respect to all (and not less than all) of the Outstanding Securities of such series and (ii) in addition to the covenants specifically referred to by section number in Section 1403 of the Indenture (insofar as such covenants apply to the Securities of such series), the Additional Covenants applicable to the Securities of such series shall also be subject to covenant defeasance pursuant to Section 1403.

(20)            The Securities of such series will be authenticated and delivered as provided in Section 303 of the Indenture.

(21)            The Company shall not be required to pay Additional Amounts with respect to the Securities of such series as contemplated by Section 1010 of the Indenture.

(22)            The Securities of such series shall not be convertible or exchangeable into Common Stock or Preferred Stock.

(23)            The Securities of such series will be senior obligations of the Company.

(24)            Insofar as Section 801 of the Indenture is applicable to the Securities of such series, the term “Subsidiary,” as such term is used in Section 801(2) of the Indenture, shall have the meaning set forth in the form of Security of such series attached as Annex B to the Officers’ Certificate of which this Annex A is a part (instead of the meaning set forth in Section 101 of the Indenture), and the term “indebtedness,” as used in Section 801(2) of the Indenture, shall be deemed to include, without limitation, “Debt” and “Secured Debt” (as such terms are defined in the form of Security of such series attached as Annex B to the Officers’ Certificate of which this Annex A is a part).

(25)            The provisions of Section 1011 of the Indenture shall be applicable with respect to any term, provision or condition set forth in the Additional Covenants applicable to the Securities of such series, in addition to any term, provision and condition set forth in Sections 1004 to 1008, inclusive, of the Indenture.

(26)            The Securities of such series shall have such other terms and provisions as are set forth in the form of certificate evidencing the Securities of such series attached as Annex B to the Officers’ Certificate of which this Annex A is a part, all of which terms and provisions are incorporated by reference in and made a part of this Annex A and the Indenture as if set forth in full herein and therein.

(27)            As used in the Indenture with respect to the Securities of such series and in the certificates evidencing the Securities of such series, all references to “premium” on the Securities of such series shall mean any amounts (other than accrued interest) payable upon the redemption of any Securities of such series in excess of 100% of the principal amount of such Securities.

(28)            Payments of principal of and premium, if any, and interest on Global Securities of such series will be made by the Company by wire transfer of immediately available funds to an account maintained by the payee located in the United States. In the event that any Securities of such series are issued in the form of Certificated Securities of such series, payments of principal of and premium, if any, and interest on such Certificated Securities of such series shall be made in the manner set forth in the form of Security of such series which appears as Annex B to the Officers’ Certificate of which this Annex A is a part and in the Indenture.

(29)            A new Section 115 (the “New Section”) shall be and hereby is added to the Indenture, which New Section shall appear immediately after Section 114 of the Indenture and shall read in full as follows; provided that the New Section shall be applicable only with respect to the Securities of such series and shall only be effective for so long as any of the Securities of such series is outstanding:

“SECTION 115.      ELECTRONIC SIGNATURES; CORPORATE SEAL

“The words “execution,” signed,” signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, Company Order, Opinion of Counsel, Security, certificate of authentication appearing on or attached to any Security, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 303 or elsewhere in this Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in Section 303 or elsewhere in the Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Securities of such series.”